Exhibit 99.1

NEWS RELEASE

MICROCHIP CONTACTS:	SMSC CONTACT:

J. Eric Bjornholt – CFO........................(480) 792-7804	Carolynne Borders – Vice President,
Gordon Parnell – Vice President of	Corporate Communications and
Business Development and	Investor Relations..............................(631) 435-6626
Investor Relations................................(480) 792-7374

Microchip Technology and SMSC Announce the Completion of the Acquisition of SMSC by Microchip Technology

Chandler, Arizona and Hauppauge, New York, August 2, 2012 — Microchip Technology Incorporated [NASDAQ: MCHP], a leading provider of microcontroller, analog and Flash-IP solutions, and Standard Microsystems Corporation [NASDAQ: SMSC] today announced that Microchip has completed its previously announced acquisition of SMSC.

“We are very pleased to have completed our acquisition of SMSC,” said Steve Sanghi, President and CEO. “I welcome the SMSC employees into the Microchip family and look forward to building a combined organization that will bring the capabilities of both organizations to bear in the marketplace.”

As a result of the completion of the transaction, trading in SMSC common stock on the NASDAQ Stock Market will cease.

Forward-Looking Statements

The statement in this release relating to building a combined organization that will bring the capabilities of both organizations to bear in the marketplace is a forward-looking statement made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This forward-looking statement is subject to a number of business, economic, legal and other risks that are inherently uncertain and difficult to predict, including, but not limited to: changes in demand or market acceptance of the products of Microchip and SMSC and the products of their customers; competitive developments; the costs and outcome of any current or future litigation involving Microchip, SMSC or the acquisition transaction; the effect of the acquisition on Microchip’s and SMSC’s existing relationships with customers and vendors and their operating results and businesses; the progress and costs of development of Microchip and SMSC products and the timing and market acceptance of those new products; Microchip’s ability to successfully integrate SMSC’s operations and employees and retain key employees; and general economic, industry or political

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Microchip Technology and SMSC

Announce Completion of the

Acquisition of SMSC by Microchip

conditions in the United States or internationally. For a detailed discussion of these and other risk factors, please refer to the SEC filings of Microchip and SMSC including those on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s website (www.microchip.com), at SMSC’s website (www.smsc.com) (as applicable) or the SEC’s website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip and SMSC are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date such statements are made. Neither Microchip nor SMSC undertakes any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this August 2, 2012 press release, or to reflect the occurrence of unanticipated events.

About SMSC

SMSC (NASDAQ: SMSC) is a leading developer of Smart Mixed-Signal Connectivity™ solutions. SMSC employs a unique systems level approach that incorporates a broad set of technologies and intellectual property to deliver differentiating products to its customers. The company is focused on delivering connectivity solutions that enable the proliferation of data in automobiles, consumer devices, PCs and other applications. SMSC’s feature-rich products drive a number of industry standards and include USB, MOST® automotive networking, Kleer® and JukeBlox® wireless audio, embedded system control and analog solutions, including thermal management and RightTouch® capacitive sensing. SMSC is headquartered in New York and has offices and research facilities in North America, Asia, Europe and India. Additional information is available at www.smsc.com.

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Microchip Technology and SMSC

Announce Completion of the

Acquisition of SMSC by Microchip

About Microchip Technology

Microchip Technology Inc. (NASDAQ: MCHP) is a leading provider of microcontroller, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at http://www.microchip.com.

Note: The Microchip name and logo, and PIC are registered trademarks of Microchip Technology Inc. in the USA and other countries. SMSC, MOST, Kleer, RightTouch and JukeBlox are registered trademarks and Smart Mixed-Signal Connectivity is a trademark of Standard Microsystems Corporation. All other trademarks mentioned herein are the property of their respective companies.